Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of NACCO Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 3, 2006	/s/ Alfred M. Rankin, Jr.

Alfred M. Rankin, Jr.
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Date: May 3, 2006	/s/ Kenneth C. Schilling

Kenneth C. Schilling
Vice President and Controller
(Principal Financial Officer)